Exhibit 1.1

Execution Version

$400,000,000

BUCKEYE PARTNERS, L.P.

Junior Subordinated Notes due 2078

UNDERWRITING AGREEMENT

January 18, 2018

DEUTSCHE BANK SECURITIES INC.

WELLS FARGO SECURITIES, LLC

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Buckeye Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell $400,000,000 aggregate principal amount of its Junior Subordinated Notes due 2078 (the “Notes”) to Deutsche Bank Securities Inc. (“Deutsche Bank”) and Wells Fargo Securities, LLC (“Wells Fargo” and together with Deutsche Bank, the “Underwriters”). The Notes will (i) have terms and provisions which are summarized in the Pricing Disclosure Package as of the Applicable Time and the Prospectus dated as of the date hereof (each as defined in Section 1(a) hereof) and (ii) be issued pursuant to an Indenture to be dated as of January 22, 2018 (the “Base Indenture”) between the Partnership and Branch Banking and Trust Company, a bank organized and existing under the laws of the state of North Carolina, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture thereto to be entered into in connection with this offering (the “First Supplemental Indenture”) between the Partnership and the Trustee (the Base Indenture, as amended and supplemented by the First Supplemental Indenture, being referenced herein as the “Indenture”). This agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Notes from the Partnership by the Underwriters.

1. Representations, Warranties and Agreements of the General Partner and the Partnership. Buckeye GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and the Partnership, jointly and severally, represent, warrant and agree that:

(a) Effectiveness of Registration Statement. A registration statement on Form S-3 relating to the Notes (Registration No. 333-221438) has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendments thereto have been delivered by the Partnership to the Underwriters. As used in this Agreement:

(i) “Applicable Time” means 4:30 P.M. (New York City time) on the date of this Agreement;

(ii) “Base Prospectus” means the base prospectus filed as part of such registration statement, in the form in which it has been most recently amended on or prior to the date hereof, relating to the Notes;

(iii) “Effective Date” means any date as of which any part of such registration statement or any post-effective amendment thereto relating to the Notes became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iv) “Final Term Sheet” means the pricing term sheet prepared pursuant to Section 5(a) of this Agreement and substantially in the form attached as Schedule 2B hereto;

(v) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Notes, including the Final Term Sheet;

(vi) “Preliminary Prospectus” means any preliminary prospectus relating to the Notes, including the Base Prospectus and any preliminary prospectus supplement thereto, included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(vii) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, if any, together with each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time and identified on Schedule 2A attached hereto, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations;

(viii) “Prospectus” means the final prospectus relating to the Notes, including the Base Prospectus and the prospectus supplement thereto, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(ix) “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus and the Prospectus and all exhibits to such registration statement.

Any reference to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment to the Registration Statement shall be deemed to include any periodic or current report of the Partnership filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for any such purpose or pursuant to Section 8A of the Securities Act against the Partnership or relating to the offering of the Notes has been instituted or threatened by the Commission.

(b) Status. The Partnership was, (i) at the time of filing of the Registration Statement and (ii) at the time of the most recent amendment thereto (whether by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act, or form of prospectus) for purposes of complying with Section 10(a)(3) of the Securities Act (or, if any such amendment was not made within the time period required by Section 10(a)(3) of the Securities Act, at the date on which such amendment was required), a “well-known seasoned issuer” (as defined in Rule 405 of the Rules and Regulations). The Partnership was not at the earliest time after filing of the Registration Statement at which the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Notes an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations). The Partnership has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Notes. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 of the Rules and Regulations) and was filed not earlier than the date that is three years prior to the Closing Date (as defined in Section 4).

(c) Conformity to Securities Act. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Closing Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects, when filed with the Commission, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conforms on the date hereof, and the Prospectus and any amendment or supplement thereto will conform in all material respects, when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and on the Closing Date, to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in the Pricing Disclosure Package or the Prospectus conformed or will conform in all material respects, when filed with the Commission, to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d) Misleading Statements – Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter specifically for inclusion therein, which information is specified in Section 8(e) hereof.

(e) Misleading Statements – Prospectus. The Prospectus and any amendment or supplement thereto will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter specifically for inclusion therein, which information is specified in Section 8(e) hereof.

(f) Misleading Statements – Pricing Disclosure Package. The Pricing Disclosure Package will not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter specifically for inclusion therein, which information is specified in Section 8(e) hereof.

(g) Misleading Statements – Free Writing Prospectuses. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Free Writing Prospectuses. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with all prospectus delivery requirements and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriters. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(i) Formation, Good Standing and Qualification of the General Partner and Mainline GP. Each of the General Partner and MainLine GP, LLC, a Delaware limited liability company (“MainLine GP”) has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct the Partnership’s business in all material respects as described in the Pricing Disclosure Package and, with respect to the General Partner, to act as the general partner of the Partnership, to execute and deliver this Agreement, and to perform its obligations under this Agreement; and each is duly qualified or registered to do business as a foreign limited liability company in, and is in good standing under the laws of, each jurisdiction listed across from each such entity’s name on Schedule 3 attached hereto, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership, the General Partner, MainLine GP, MainLine L.P., a Delaware limited partnership (“MainLine L.P.”), and the Partnership’s other direct and indirect subsidiaries, including VIP Terminals Holding V.P., a private company with limited liability incorporated under the laws of the Netherlands (“VIP Terminals”), and the direct or indirect subsidiary of VIP Terminals (collectively with the Partnership, the General Partner, MainLine GP and MainLine L.P., the “Partnership Entities”), taken as a whole, whether or not arising from transactions in the ordinary course of business or (ii) subject the Partnership or the limited partners of the Partnership to any material liability or disability, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Pricing Disclosure Package (exclusive of any supplement thereto) ((i) or (ii) a “Material Adverse Effect”).

(j) Formation, Good Standing and Qualification of Services Company. Buckeye Pipe Line Services Company, a Pennsylvania corporation (“Services Company”), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in all material respects as described in the Pricing Disclosure Package, and is duly qualified or registered to do business as a foreign corporation in, and is in good standing under the laws of, each jurisdiction listed across from its name on Schedule 3 attached hereto, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(k) Formation, Good Standing and Qualification of the Partnership and MainLine L.P. Each of the Partnership and MainLine L.P., has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act, as amended (the “DRULPA”), with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct the Partnership’s business in all material respects as described in the Pricing Disclosure Package and, with respect to the Partnership, to execute and deliver this Agreement, to perform its obligations under this Agreement and to issue, sell and deliver the Notes as contemplated by this Agreement; and each is duly qualified or registered to do business as a foreign limited partnership in, and is in good standing under the laws of, each jurisdiction listed across from each such entity’s name on Schedule 3 attached hereto, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(l) Significant Subsidiaries. The subsidiaries listed on Schedule 4 attached hereto are the only significant subsidiaries of the Partnership as defined by Rule 1-02 of Regulation S-X (calculated as of and for the year ended December 31, 2016), and each of such subsidiaries has been duly formed and is validly existing as a limited liability company or limited partnership, as the case may be, and is in good standing under the laws of the jurisdiction in which it was formed (such jurisdiction being listed across from its name on Schedule 3 attached hereto) with full limited liability company or limited partnership power and authority, as the case may be, to own or lease, as the case may be, and to operate its properties and conduct the business in which it is engaged, and is duly qualified or registered to do business as a foreign corporation in, and is in good standing under the laws of, each jurisdiction listed across from its name on Schedule 3 attached hereto, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(m) Ownership of the General Partner. The Partnership is the sole member of the General Partner, with a 100% limited liability company interest in the General Partner; such limited liability company interest is the only limited liability company interest of the General Partner that is issued and outstanding; such limited liability company interest has been duly authorized and validly issued and is fully paid and nonassessable; and such limited liability company interest is owned by the Partnership free and clear of any perfected security interest or any other security interest, claim, lien or encumbrance (collectively, “Liens”).

(n) Ownership of MainLine GP. The General Partner is the sole member of MainLine GP, with a 100% limited liability company interest in MainLine GP; such limited liability company interest is the only limited liability company interest in MainLine GP that is issued and outstanding; and such limited liability company interest has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the General Partner free and clear of any Liens.

(o) Ownership of MainLine L.P.

(i) General Partner Interests. MainLine GP is the sole general partner of MainLine L.P., with a 0.001% general partner interest in MainLine L.P.; such general partner interest is the only general partner interest of MainLine L.P. that is issued and outstanding; and such general partner interest has been duly authorized and validly issued and is owned by MainLine GP free and clear of any Liens.

(ii) Limited Partner Interest. The General Partner is the sole limited partner of MainLine L.P., with a 99.999% limited partner interest in MainLine L.P.; such limited partner interest is the only limited partner interest of MainLine L.P. that is issued and outstanding; and such limited partner interest has been duly authorized and validly issued pursuant to the agreement of limited partnership of MainLine L.P., as amended and restated to the date hereof, is fully paid and non-assessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA) and is owned by the General Partner free and clear of any Liens.

(p) Ownership of Services Company. All the outstanding shares of capital stock of Services Company are owned by Buckeye Pipe Line Services Company Employee Stock Ownership Plan Trust (“ESOP Trust”) free and clear of any Liens; and such shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable.

(q) Ownership of the Partnership.

(i) General Partner Interests. The General Partner is the sole general partner of the Partnership, with a noneconomic general partner interest in the Partnership; such general partner interest is the only general partner interest of the Partnership that is issued and outstanding; and such general partner interest has been duly authorized and validly issued and is owned by the General Partner free and clear of any Liens.

(ii) Limited Partner Interests. The limited partners of the Partnership hold common units representing limited partner interests in the Partnership (“LP Units”) aggregating a 100% limited partner interest in the Partnership, represented by (as of the date hereof) 146,677,459 LP Units; such LP Units are the only limited partner interests of the Partnership that are issued and outstanding; all of such LP Units have been duly authorized and validly issued pursuant to the agreement of limited partnership of the Partnership, as amended and restated to the date hereof (the “Partnership Agreement”), and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA).

(r) Authorization of the Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership and the General Partner.

(s) Authorization and Enforceability of the Indenture. The Indenture (i) has been duly authorized by the General Partner on behalf of the Partnership, (ii) has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and (iii) conforms to the description thereof in the Pricing Disclosure Package and the Prospectus. As of the Closing Date, the Base Indenture and the First Supplemental Indenture will have been duly executed and delivered by the General Partner on behalf of the Partnership. When duly executed and delivered by the General Partner on behalf of the Partnership and the Trustee, each of the Base Indenture and the First Supplemental Indenture will constitute a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by considerations of public policy.

(t) Valid Issuance and Enforceability of the Notes. The Notes (and the issuance and sale of the Notes to the Underwriters pursuant to this Agreement) have been duly authorized by the General Partner on behalf of the Partnership, and, when executed by the General Partner on behalf of the Partnership, authenticated by the Trustee and issued by the Partnership in accordance with the Base Indenture (as amended and supplemented by the First Supplemental Indenture) and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, the Notes will be validly issued and delivered, and will constitute valid and binding obligations of the Partnership entitled to the benefits of the Base Indenture (as amended and supplemented by the First Supplemental Indenture) and enforceable against the Partnership in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(u) Accuracy of Disclosure. There is no franchise, contract or other document of a character required to be described in the Registration Statement, Pricing Disclosure Package or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; the statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the headings “Description of Debt Securities” and “Description of the Notes,” insofar as such statements summarize agreements, documents or proceedings discussed therein, are in all material respects accurate and fair; and the discussions under the headings “Certain U.S. Federal Income Tax Considerations” and “Material U.S. Federal Income Tax Consequences” in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the extent they relate to matters of United States federal income tax law, are accurate in all material respects.

(v) Authority. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Notes in accordance with and upon the terms and conditions set forth in this Agreement, the Base Indenture (as amended and supplemented by the First Supplemental Indenture), the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, and to consummate the transactions contemplated under this Agreement; and at the Closing Date, all corporate, partnership or limited liability company action required to be taken by the Partnership, its unitholders or any of the Partnership Entities for (i) the authorization, issuance, sale and delivery of the Notes, (ii) the execution and delivery of this Agreement, the Base Indenture, the First Supplemental Indenture and the Notes and (iii) the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(w) Authorization and Enforceability of Other Agreements.

(i) The Partnership Agreement has been duly authorized, executed and delivered and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(ii) The agreement of limited partnership, as amended and restated to the date hereof, of MainLine L.P. has been duly authorized, executed and delivered by MainLine GP and the predecessor to the General Partner, and is a valid and legally binding agreement of MainLine GP and the General Partner, enforceable against MainLine GP and the General Partner in accordance with its terms;

(iii) The limited liability company agreement, as amended and restated to the date hereof, of the General Partner has been duly authorized, executed and delivered by the predecessor to the Partnership, and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; and

(iv) The limited liability company agreement, as amended and restated to the date hereof, of MainLine GP has been duly authorized, executed and delivered by the General Partner, and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, provided that, with respect to each agreement described in this Section 1(w), the enforceability thereof may be affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer and other laws of general applicability relating to or affecting creditors’ rights and by general equitable principles. The agreements described in clauses (i) through (iv) of this Section 1(x) are sometimes referred to herein individually as an “Operative Document” and collectively as the “Operative Documents.”

(x) Absence of Further Requirements. No consent, approval, authorization, filing with or order of any court or governmental agency or body (a “Consent”) is required in connection with the transactions contemplated in this Agreement, the Base Indenture (as amended and supplemented by the First Supplemental Indenture) or the Notes, except such as (i) may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Underwriters in the manner contemplated herein and in the Pricing Disclosure Package, (ii) have been, or prior to the Closing Date will be, obtained (other than such Consents which would not, if not obtained, individually or in the aggregate, have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby) or (iii) have been disclosed in the Pricing Disclosure Package.

(y) Absence of Defaults and Conflicts. None of (i) the offer, issue, sale and delivery of the Notes and the incurrence of indebtedness represented by the Notes, (ii) the execution, delivery and performance of this Agreement by the General Partner and the Partnership or of the Base Indenture and the First Supplemental Indenture by the Partnership or (iii) the consummation of the transactions contemplated by this Agreement, the Base Indenture (as amended and supplemented by the First Supplemental Indenture) and the Notes or the fulfillment of the terms hereof or thereof will conflict with, or result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership Entities pursuant to, (A) the formation or governing documents of any of the Partnership Entities, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities is a party, by which any of them is bound or to which any of their property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to any of the Partnership Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or any of their properties, except in the case of clause (B) for such conflict, breach, violation or default that would not have a Material Adverse Effect.

(z) Absence of Registration Rights. Except as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, there are no contracts, agreements or understandings between the Partnership and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership. There are no contracts, agreements or understandings between the Partnership and any person granting such person the right to require the Partnership to include any securities with the Notes registered pursuant to the Registration Statement.

(aa) Adequacy of Financial Statements. The consolidated historical financial statements and schedules of the Partnership and its consolidated subsidiaries included in the Pricing Disclosure Package present fairly in all material respects the financial condition, results of operations and cash flows of the Partnership and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(bb) Adequacy of Books, Records and Accounts. The books, records and accounts of the Partnership and its consolidated subsidiaries accurately reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Partnership and its consolidated subsidiaries in all material respects.

(cc) Absence of Violations and Defaults. None of the Partnership Entities is in violation or default of (i) any provision of its formation or governing documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party, by which it is bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Partnership Entities or any of their properties, as applicable, except, in the case of clauses (ii) or (iii), as could not reasonably be expected to have a Material Adverse Effect.

(dd) Independent Accountants. Deloitte & Touche LLP, who have certified certain financial statements of the Partnership and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Pricing Disclosure Package, are independent public accountants with respect to the Partnership within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(ee) Tax Returns and Payment. Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(ff) Absence of Labor Disputes. No labor problem or dispute with the employees of Services Company or the Partnership Entities exists or, to the knowledge of the General Partner or the Partnership, is threatened or imminent, and neither the General Partner nor the Partnership is aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that in any such case could have a Material Adverse Effect.

(gg) Adequacy of Insurance. Each of the Partnership Entities is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring any of the Partnership Entities or any of their respective businesses, assets, employees, officers and directors are in full force and effect; the Partnership Entities are in compliance with the terms of such policies and instruments in all material respects; there are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Partnership Entities has been refused any insurance coverage sought or applied for; and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(hh) No Restrictions on Distributions. No wholly-owned subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such entity’s equity securities, from repaying to the General Partner or the Partnership any loans or advances to such entity from the General Partner or the Partnership or from transferring any of such entity’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Pricing Disclosure Package.

(ii) Possession of Licenses and Permits. Each of the Partnership Entities possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, except for such failures to possess the same that would not have a Material Adverse Effect; and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(jj) Adequacy of Internal Controls. Each of the Partnership Entities has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership Entities is made known to the General Partner’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership Entities’ independent auditors and the Audit Committee of the Board of Directors of the General Partner have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Partnership Entities’ ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership Entities’ internal controls; all material weaknesses, if any, in internal controls have been identified to the Partnership Entities’ independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officer and principal financial officer of the General Partner have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; and the Partnership Entities and the General Partner’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the New York Stock Exchange promulgated thereunder.

(kk) Absence of Material Weakness. The Partnership Entities are not aware of any material weaknesses in their internal control over financial reporting.

(ll) Absence of Stabilization. None of the Partnership Entities, or to the knowledge of the Partnership Entities, any of their affiliates, has taken, nor will any of the Partnership Entities or, to the knowledge of the Partnership Entities, any of their affiliates take, directly or indirectly, any action designed to, that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Notes.

(mm) Compliance with ERISA. Each of Services Company and the Partnership Entities has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which the employees of Services Company are eligible to participate and each such plan (excluding any multiemployer plan, as defined in Section 3(37) of ERISA, that is not sponsored or maintained by Services Company or the Partnership Entities) is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. Services Company, the General Partner, the Partnership and their subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(nn) Possession of Intellectual Property. The Partnership Entities own, possess, license or have other rights to use, on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Partnership’s business as now conducted or as proposed in the Pricing Disclosure Package to be conducted.

(oo) Absence of Conflict of Interest. Except as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, none of the Partnership Entities (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) intends to use any of the proceeds from the sale of the Notes hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(pp) Related Party Transactions. No relationship, direct or indirect, exists between or among the Partnership or any of its subsidiaries, on the one hand, and the securityholders, customers or suppliers of the Partnership or any of its subsidiaries, the directors or officers of the General Partner, or any affiliate of the Partnership or any of its subsidiaries, on the other hand, which is required to be described in the Pricing Disclosure Package and which is not so described.

(qq) No Material Adverse Change. Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, except as otherwise stated therein, (i) there has not been any material change in the capitalization or in the long-term debt of the General Partner or the capitalization or consolidated long-term debt of the Partnership and its subsidiaries, taken as a whole or any material adverse change, or any development involving, or which may reasonably be expected to involve, a prospective material adverse change, in or affecting the business, properties, management, financial position, securityholders’ equity, results of operations or prospects of the Partnership and its subsidiaries taken as a whole; (ii) neither the Partnership nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Partnership and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Partnership and its subsidiaries taken as a whole; and (iii) neither the Partnership nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Partnership and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(rr) Validity of Data. Any statistical and market-related data included in the Pricing Disclosure Package are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent the General Partner believes is required.

(ss) Title to Property. Each of the Partnership Entities has good and marketable title to all property (real and personal) described in the Pricing Disclosure Package as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, except for failures to have good and marketable title that would not have a Material Adverse Effect; and all the property described in the Pricing Disclosure Package as being held under lease by the Partnership Entities is held thereby under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the businesses of the Partnership Entities.

(tt) Rights-of-Way. Each of the Partnership Entities has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Pricing Disclosure Package, subject to such qualifications as may be set forth in the Pricing Disclosure Package, and except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that will not have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Pricing Disclosure Package; and, except as described in the Pricing Disclosure Package, none of such rights-of-way contains any restriction that would materially interfere with the conduct of the business or use of the properties of the Partnership Entities, taken as a whole.

(uu) No Legal Action or Violations. Except as described in the Pricing Disclosure Package, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the General Partner or the Partnership, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that could (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Notes, (C) have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, or (D) in any manner draw into question the validity of this Agreement.

(vv) No Unlawful Payments. None of the Partnership Entities nor any director, officer, or employee of any of the Partnership Entities nor, to the knowledge of the General Partner or the Partnership, any agent, affiliate or other person associated with or acting on behalf of any of the Partnership Entities has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Partnership Entities have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with applicable anti-bribery and anti-corruption laws.

(ww) Compliance with Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the General Partner and the Partnership, threatened.

(xx) No Conflicts with Sanctions Laws. None of the Partnership Entities nor any director, officer or employee of any of the Partnership Entities, nor, to the knowledge of the General Partner and the Partnership, any agent, affiliate or other person associated with or acting on behalf of any of the Partnership Entities is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is any Partnership Entity owned or controlled by an individual or entity that is currently subject to Sanctions, nor is any Partnership Entity located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Partnership will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Partnership Entities have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(yy) Investment Company Act. None of the Partnership Entities is, and after giving effect to the offering and sale of the Notes and the application of the proceeds therefrom as described in the Prospectus will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(zz) Compliance with Environmental Laws. Each of the Partnership Entities (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(aaa) Environmental Liabilities. In the ordinary course of its business, the General Partner, on behalf of the Partnership, periodically reviews the effect of Environmental Laws on the business, operations and properties of the Partnership and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the General Partner and the Partnership have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, other than as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Partnership Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except as would not, singly or in the aggregate, have a Material Adverse Effect.

(bbb) No Distribution of Offering Materials. The Partnership has not distributed and will not, prior to the later to occur of the Closing Date and completion of the distribution of the Notes, distribute any offering material in connection with the offering and sale of the Notes to be sold hereunder by the Underwriters, other than the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters.

(ccc) XBRL. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by any officer of the General Partner on behalf of the Partnership and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the General Partner and the Partnership, as to matters covered thereby, to the Underwriters.

2. Purchase of the Notes by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership, the principal amount of the Notes set forth opposite that Underwriter’s name in Schedule 1 hereto at a price equal to 99.0% of the principal amount thereof, plus accrued interest, if any, from January 22, 2018.

3. Offering of the Notes by the Underwriters. The Underwriters propose to offer the Notes for sale upon the terms and conditions to be set forth in the Pricing Disclosure Package.

4. Delivery of and Payment for the Notes. Delivery of and payment for the Notes shall be made at 9:00 A.M., New York City time, on January 22, 2018, or at such other date, time and/or place as shall be determined by agreement between the Underwriters and the Partnership (the “Closing Date”). Delivery of the Notes shall be made to the Underwriters for the account of each Underwriter against payment by the Underwriters of the aggregate purchase price of the Notes being sold by the Partnership to or upon the order of the Partnership by wire transfer in immediately available funds to the account specified by the Partnership. Time shall be of the essence, and delivery of the Notes at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder. The Partnership shall deliver the Notes through the facilities of The Depository Trust Company (“DTC”) unless the Underwriters shall otherwise instruct.

5. Further Agreements of the General Partner, the Partnership and the Underwriters.

(a) The General Partner and the Partnership agree:

(i) To prepare the Prospectus in a form approved by the Underwriters (such approval not to be unreasonably withheld) and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Closing Date except as provided herein; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; to prepare the Final Term Sheet, substantially in the form of Schedule 2B hereto and approved by the Underwriters, and file the Final Term Sheet pursuant to Rule 433(d) of the Rules and Regulations within the time period prescribed by such Rule; to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(ii) To pay the applicable Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein;

(iii) To furnish promptly to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(iv) To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in the Registration Statement or the Prospectus; and, if the delivery of the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Rules and Regulations) is required at any time after the date hereof in connection with the offering or sale of the Notes and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriters and, upon their request, to file such document that will correct such statement or omission or effect such compliance and to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of such amended or supplemented Prospectus or other documents;

(v) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Partnership or the Underwriters, be required by the Securities Act or requested by the Commission;

(vi) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, or any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Underwriters to the filing, which consent shall not be unreasonably withheld and which shall be provided to the Partnership promptly after having been given notice of the proposed filing; provided that the foregoing provision shall not apply if such filing is, in the judgment of counsel to the Partnership, required by law;

(vii) Not to make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriters (which consent is deemed to have been given with respect to (A) the Final Term Sheet prepared and filed pursuant to Section 5(a)(i) hereof and (B) any other Issuer Free Writing Prospectus identified on Schedule 2A hereto);

(viii) To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriters and, upon their request, to file such document and to prepare and furnish without charge to the Underwriters as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(ix) To timely file such reports pursuant to the Exchange Act and the rules and regulations promulgated thereunder as are necessary in order to make generally available to the Partnership’s security holders and the Underwriters, as soon as practicable, an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations;

(x) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign limited partnership in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(xi) During the period beginning from the date of this Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Partnership which mature more than one year after the Closing Date and which are substantially similar to the Notes, without the prior written consent of the Underwriters; and

(xii) To use the net proceeds received by it from the sale of the Notes pursuant to this Agreement in the manner specified in the Pricing Disclosure Package under the caption “Use of Proceeds.”

(b) Each Underwriter, severally and not jointly, agrees that it shall not include any “issuer information” (as defined in Rule 433 of the Rules and Regulations) in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by such Underwriter without the prior consent of the Partnership and the Underwriters (any such issuer information with respect to the use of which the Partnership and the Underwriters have given their consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of the Underwriters on the basis of or derived from issuer information.

6. Expenses. The General Partner and the Partnership agree, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (b) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (c) the production and distribution of this Agreement, any supplemental agreement with the Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Notes; (d) any required review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of sale of the Notes (including related fees and expenses of counsel to the Underwriters); (e) the qualification of the Notes under the securities laws of the several jurisdictions as provided in Section 5(a)(x) hereof; and (f) the performance of the obligations of the General Partner and the Partnership under this Agreement; provided that, except as provided in this Section 6 and in Section 11 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Notes which they may sell and the expenses of advertising any offering of the Notes made by the Underwriters.

7. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the General Partner and the Partnership contained herein, to the performance by the General Partner and the Partnership of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i) hereof; the Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for such purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the General Partner or the Partnership of any objection to the use of the form of the Registration Statement.

(b) No Underwriter shall have discovered and disclosed to the Partnership on or prior to the Closing Date that the Registration Statement, as of the Effective Date, the Prospectus, as of its date or on the Closing Date, or the Pricing Disclosure Package, as of the Applicable Time, in each case including any amendment or supplement thereto, contains an untrue statement of a fact that, in the reasonable opinion of Sidley Austin LLP, counsel to the Underwriters, is material or omits to state a fact that, in the reasonable opinion of such counsel, is material and (i) solely in the case of the Registration Statement is required to be stated therein or (ii) is necessary to make the statements therein not misleading (in the case of the Prospectus or the Pricing Disclosure Package, in the light of the circumstances under which such statements were made).

(c) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Base Indenture, the First Supplemental Indenture, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Vinson & Elkins L.L.P. shall have furnished to the Underwriters its written opinion, as counsel to the Partnership, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially in the form attached hereto as Exhibit A.

(e) The Underwriters shall have received from Sidley Austin LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the sale of the Notes and other related matters as the Underwriters may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) At the time of execution of this Agreement, the Underwriters shall have received from Deloitte & Touche LLP a letter (the “initial letter”), in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three business days prior to the date hereof), the conclusions and findings of such firm with respect to the Partnership’s financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) The Underwriters shall have received from Deloitte & Touche LLP a letter (the “bring-down letter”), in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the Partnership’s financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h) The General Partner shall have furnished to the Underwriters a certificate, dated the Closing Date, of the Chief Executive Officer or any Vice President and the Chief Financial Officer of the General Partner stating that:

(i) The representations, warranties and agreements of the General Partner and the Partnership in Section 1 are true and correct on and as of the Closing Date, and the General Partner and the Partnership have complied with all their respective agreements contained herein and satisfied all the conditions on their respective parts to be performed or satisfied hereunder at or prior to the Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii) They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the Closing Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact (i) solely in the case of the Registration Statement required to be stated therein or (ii) necessary to make the statements therein not misleading (in the case of the Prospectus or the Pricing Disclosure Package, in the light of the circumstances under which such statements were made), and (B) since the applicable Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth;

(i) Subsequent to the execution and delivery of this Agreement (i) neither the Partnership nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) there shall not have been any adverse change in the equity or long-term debt of the Partnership or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, unitholders’ equity, properties, management, business or prospects of the Partnership and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus.

(j) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as that term is defined in Section 3(a)(62) of the Exchange Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership’s debt securities; provided, however, that this paragraph (l) shall not apply to any downgrade of not more than one ratings notch or level contemplated by an existing notice of surveillance or review.

(k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the NASDAQ Stock Market or the NYSE American LLC or in the over-the-counter market, or trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited, the settlement of such trading generally shall have been materially disrupted, or minimum prices shall have been established on any such exchange or market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) The General Partner and the Partnership, jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers, employees and agents of each Underwriter, affiliates of any Underwriter who have, or who are alleged to have, participated in the distribution of the Units as underwriters, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Notes), to which such Underwriter or such director, officer, employee, agent, affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Pricing Disclosure Package, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, taken together with the Pricing Disclosure Package, or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 of the

Rules and Regulations) used or referred to by any Underwriter, taken together with the Pricing Disclosure Package, (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Pricing Disclosure Package, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information (in the case of either an Issuer Free Writing Prospectus or any Permitted Issuer Information, taken together with the Pricing Disclosure Package) any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the General Partner and the Partnership shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee, agent, affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Underwriter, or such director, officer, employee, agent, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the General Partner and the Partnership shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Pricing Disclosure Package, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership by such Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e) hereof. The foregoing indemnity agreement is in addition to any liability that the General Partner or the Partnership may otherwise have to any Underwriter or to any director, officer, employee, agent, affiliate or controlling person of such Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the General Partner, the Partnership, their respective directors, officers, employees, agents and each person, if any, who controls the General Partner or the Partnership within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the General Partner, the Partnership or any such director, officer, employee, agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Pricing Disclosure Package, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership by such Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e) hereof. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the General Partner, the Partnership or any such director, officer, employee, agent or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 8(a) or 8(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 8(a) or 8(b) except to the extent it has been materially prejudiced by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of the indemnifying party’s election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party, the other indemnified parties and their respective directors, officers, employees, agents and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnifying party and the indemnified party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees, agents and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees, agents or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such claim, action, suit or proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such claim, action, suit or proceeding, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Sections 8(a) or 8(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the General Partner and the Partnership, on the one hand, and the Underwriters, on the other, from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the General Partner and the Partnership, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the General Partner and the Partnership, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Partnership (as set forth in the table on the cover page of the Prospectus) bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Notes (as set forth in the table on the cover page of the Prospectus). The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the General Partner, the Partnership or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The General Partner, the Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint. No party shall be liable for contribution under this subsection (d) except to the extent and under such circumstances as such party would have been liable for indemnification under this Section 8 if such indemnification were available or enforceable under applicable law.

(e) Each Underwriter severally confirms that (i)(A) the public offering price and (B) the statements regarding delivery of the Notes by the Underwriters, in each case set forth on the cover page of the Prospectus, and (ii)(A) the concession and discount figures in the third paragraph, (B) the third sentence of the sixth paragraph and (C) the eighth paragraph, in each case, appearing under the caption “Underwriting” in the Prospectus, will be correct. Each Underwriter severally confirms and the General Partner and the Partnership acknowledge and agree that such information will constitute the only information concerning the Underwriters furnished in writing to the Partnership by the Underwriters specifically for inclusion in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto.

9. Defaulting Underwriters.

(a) If, on the Closing Date, any Underwriter defaults in its obligation to purchase the principal amount of Notes which it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such principal amount of Notes by the non-defaulting Underwriters or other persons satisfactory to the Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such principal amount of Notes, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such principal amount of Notes on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that they have so arranged for the purchase of such principal amount of Notes, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such principal amount of Notes, either the non-defaulting Underwriters or the Partnership may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases any principal amount of Notes that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the principal amount of Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in Section 9(a), the total principal amount of Notes that remains unpurchased does not exceed one-eleventh of the total aggregate principal amount of all of the Notes, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total principal amount of Notes that such Underwriter agreed to purchase hereunder) of the principal amount of Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total principal amount of Notes that it agreed to purchase on the Closing Date pursuant to the terms of Section 2.

(c) If, after giving effect to any arrangements for the purchase of the principal amount of Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in Section 9(a), the total principal amount of Notes that remains unpurchased exceeds one-eleventh of the total aggregate principal amount of all of the Notes, or if the Partnership shall not exercise the right described in Section 9(b), then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters except that the provisions of Section 8 shall not terminate and shall remain in effect. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the General Partner and the Partnership, except that the General Partner and the Partnership will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership or any non-defaulting Underwriter for damages caused by its default.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Partnership prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Section 7(i), (j) or (k) hereof shall have occurred or if the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement.

11. Reimbursement of the Underwriters’ Expenses. If the Partnership shall fail to tender the Notes for delivery to the Underwriters for any reason or the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement, the General Partner and the Partnership will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Notes, and upon demand the General Partner and the Partnership shall pay the full amount thereof to the Underwriters.

12. Research Analyst Independence. The General Partner and the Partnership acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The General Partner and the Partnership hereby waive and release, to the fullest extent permitted by law, any claims that the General Partner or the Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the General Partner or the Partnership by the Underwriters’ investment banking divisions. The General Partner and the Partnership acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Partnership and its subsidiaries.

13. No Fiduciary Obligation. The General Partner and the Partnership acknowledge and agree that in connection with this offering, the sale of the Notes or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the General Partner, the Partnership or any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to either the General Partner or the Partnership, including, without limitation, with respect to the determination of the public offering price of the Notes, and such relationship between the General Partner and the Partnership, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the General Partner or the Partnership shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the General Partner and the Partnership. The General Partner and the Partnership hereby waive any claims that the General Partner or the Partnership may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attn: Debt Capital Markets Syndicate, with a copy to General Counsel, 36th Floor (Fax: 646-374-1071) and Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management (Fax: 704-410-0326).

(b) if to the Partnership or the General Partner, shall be delivered or sent by mail or facsimile transmission to Buckeye Partners, L.P., One Greenway Plaza, Suite 600, Houston, TX 77046, Attention: General Counsel (Fax: 610-904-4006).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the General Partner, the Partnership and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the General Partner and the Partnership contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and agents of the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) hereof shall also be deemed to be for the benefit of the directors of the General Partner, the officers of the General Partner who signed the Registration Statement and each person, if any, who controls the General Partner or the Partnership within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of any of the Notes from any Underwriter shall be deemed a successor by reason merely of such purchase.

16. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the General Partner, the Partnership and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

18. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows]

If the foregoing correctly sets forth the agreement among the Partnership, the General Partner and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Buckeye GP LLC,
a Delaware limited liability company

By:	/s/ Keith E. St. Clair
	Name: Title:	Keith E. St.Clair Executive Vice President and Chief Financial Officer

Buckeye Partners, L.P.,
a Delaware limited partnership

By:	Buckeye GP LLC, its general partner

By:	/s/ Keith E. St. Clair
	Name: Title:	Keith E. St.Clair Executive Vice President and Chief Financial Officer

Signature Page to the Underwriting Agreement

Accepted:

WELLS FARGO SECURITIES, LLC		DEUTSCHE BANK SECURITIES INC.

By:	/s/ Carolyn Hurley	By:	/s/ Ben Smilchensky
	Authorized Representative		Authorized Representative

		By:	/s/ Anguel Zaprianov
Authorized Representative

Signature Page to the Underwriting Agreement

SCHEDULE 1

Underwriter	Principal Amount of Notes to be Purchased
Deutsche Bank Securities Inc.	$200,000,000
Wells Fargo Securities, LLC.	$200,000,000
Total	$400,000,000

Sched. 1-1

SCHEDULE 2A

Issuer Free Writing Prospectuses

Final Term Sheet, dated January 18, 2018 relating to the Notes, as filed pursuant to Rule 433 under the Securities Act and attached as Schedule 2B hereto

Sched. 2A-1

SCHEDULE 2B

PRICING TERM SHEET

Filed Pursuant to Rule 433

Issuer Free Writing Prospectus dated January 18, 2018

Registration Statement No. 333-221438

PRICING TERM SHEET

Junior Subordinated Notes due 2078 (the “Notes”)

Issuer:	Buckeye Partners, L.P.

Ratings:*	Intentionally Omitted

Trade Date:	January 18, 2018

Settlement Date:	January 22, 2018 (T+2)

Maturity Date:	January 22, 2078

Note Type:	Junior Subordinated Notes

Legal Format:	SEC Registered

Principal Amount:	$400,000,000

Price to Public:	99.474% of the principal amount of the Notes

Re-offer Yield:	6.500%

Interest Rate During Fixed Rate Period:	6.375% up to, but not including, January 22, 2023

Interest Payment Dates During Fixed Rate Period:	Semi-annually in arrears on each January 22 and July 22, commencing July 22, 2018 and ending on January 22, 2023

Interest Rate During Floating Rate Period:	From, and including, January 22, 2023, at a floating rate based on three month LIBOR, plus 402 basis points, reset quarterly

Interest Payment Dates During Floating Rate Period:	Quarterly in arrears on January 22, April 22, July 22 and October 22 of each year, beginning April 22, 2023

Sched. 2B-1

Day Count Convention:	Fixed Rate Period: 360-day year consisting of twelve 30-day months

Floating Rate Period: Actual number of days elapsed during each interest period and a 360-day year

Optional Deferral:	Up to 10 consecutive years per deferral

Optional Redemption:	Redeemable, in whole or in part, on or after January 22, 2023 at 100% of the principal amount of the Notes, plus any accrued and unpaid interest

Call for Tax Event:	Prior to January 22, 2023, at any time at 100% of the principal amount of the Notes, plus any accrued and unpaid interest

Call for Rating Agency Event:	Prior to January 22, 2023, at any time at 102% of the principal amount of the Notes, plus any accrued and unpaid interest

CUSIP:	118230 AS0

ISIN:	US118230AS00

Joint Book-Running Managers:	Deutsche Bank Securities Inc. Wells Fargo Securities, LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision of withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling Deutsche Bank Securities Inc. toll-free at (800) 503-4611 or Wells Fargo Securities, LLC toll-free at (800) 645-3751.

Sched. 2B-2

SCHEDULE 3

Jurisdictions of Foreign Qualification

Entity	Jurisdiction of Formation	Jurisdictions of Foreign Qualification
Buckeye Partners, L.P. (the “Partnership”)	Delaware	Pennsylvania Texas

Buckeye GP LLC (the “General Partner”)	Delaware	Pennsylvania Texas

MainLine L.P. (“MainLine L.P.”)	Delaware	California Connecticut Florida Illinois Indiana Massachusetts Michigan Missouri New Jersey New York Ohio Pennsylvania Tennessee Texas

MainLine GP LLC (“MainLine GP”)	Delaware	California Connecticut Florida Illinois Indiana Massachusetts Michigan Missouri Nevada New Jersey New York Ohio Pennsylvania Tennessee Texas Wisconsin

Sched. 3-1

Entity	Jurisdiction of Formation	Jurisdictions of Foreign Qualification
Buckeye Pipe Line Company, L.P. (“Buckeye Pipe Line”)	Delaware	Connecticut Illinois Indiana Massachusetts Michigan New Jersey New York Ohio Pennsylvania Rhode Island Wisconsin

Buckeye Terminals, LLC (“Buckeye Terminals”)	Delaware

Alabama

California

Connecticut

Florida

Illinois

Indiana

Iowa

Kentucky

Louisiana

Maine

Maryland

Massachusetts

Michigan

Missouri

New Jersey

New York

North Carolina

Ohio

Pennsylvania

South Carolina

Virginia

Wisconsin

Sched. 3-2

Entity	Jurisdiction of Formation	Jurisdictions of Foreign Qualification
Buckeye Pipe Line Services Company (“Services Company”)	Pennsylvania

Alabama

California

Colorado

Connecticut

Florida

Illinois

Indiana

Iowa

Kansas

Kentucky

Louisiana

Maine

Maryland

Massachusetts

Michigan

Missouri

New Jersey

New York

North Carolina

Ohio

South Carolina

Tennessee

Texas

Virginia

Wisconsin

Buckeye Bahamas Hub Limited	Bahamas	None

Buckeye Texas Partners LLC	Delaware	Texas

Buckeye North Sea Cooperatief U.A. (“Buckeye Netherlands”)	Netherlands	None

Sched. 3-3

SCHEDULE 4

Significant Subsidiaries

Buckeye Pipe Line Company, L.P.

Buckeye Terminals, LLC

Buckeye Bahamas Hub Limited

Buckeye Texas Partners LLC

Buckeye North Sea Cooperatief U.A.

Sched. 4-1

EXHIBIT A

FORM OF OPINION OF VINSON & ELKINS L.L.P.

(a) Each of the General Partner and MainLine GP is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct the Partnership’s business as described in the Pricing Disclosure Package and, with respect to the General Partner, to act as the general partner of the Partnership, to execute and deliver the Underwriting Agreement on behalf of itself and on behalf of the Partnership, as the general partner thereof, and to perform its obligations under the Underwriting Agreement; and each is duly qualified or registered to do business as a foreign limited liability company in, and is in good standing under the laws of, each jurisdiction listed across from each such entity’s name on Schedule I hereof.

(b) Each of the Partnership and MainLine L.P. is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct the Partnership’s business as described in the Pricing Disclosure Package and, with respect to the Partnership, to execute and deliver the Underwriting Agreement, the Base Indenture, the First Supplemental Indenture and the Notes, to perform its obligations under the Underwriting Agreement, the Base Indenture (as amended and supplemented by the First Supplemental Indenture) and the Notes and to issue, sell and deliver the Notes as contemplated by the Underwriting Agreement and the Base Indenture (as amended and supplemented by the First Supplemental Indenture); and each is duly qualified or registered to do business as a foreign limited partnership in, and is in good standing under the laws of, each jurisdiction listed across from each such entity’s name on Schedule I hereof.

(c) The Partnership is the sole member of the General Partner; and such membership interest has been duly authorized and validly issued and is owned by the Partnership free and clear of any Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file with the Secretary of State of the State of Delaware or (B) otherwise known to us, except for those Liens created by or arising under Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “DLLCA”) or the limited liability company agreement of the General Partner.

(d) The General Partner is the sole general partner of the Partnership, with a noneconomic general partner interest in the Partnership; such general partner interest is the only general partner interest in the Partnership that is issued and outstanding; and such general partner interest has been duly authorized and validly issued and is owned by the General Partner free and clear of any Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file with the Secretary of State of the State of Delaware or (B) otherwise known to us, except for those Liens created by or arising under Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) or the Partnership Agreement.

Exh. A-1

(e) The limited partners of the Partnership hold LP Units in the Partnership aggregating a 100% limited partner interest in the Partnership, represented by 146,677,459 LP Units; such LP Units are the only limited partner interests of the Partnership that are issued and outstanding; all of such LP Units are fully paid and nonassessable (except to the extent such nonassessability may be affected by Sections 17-607 and 17-804 of the DRULPA).

(f) The General Partner is the sole limited partner of MainLine L.P., with a 99.999% limited partner interest in MainLine L.P.; such limited partner interest is the only limited partner interest in MainLine L.P. that is issued and outstanding; and such limited partner interest has been duly authorized and validly issued and is owned by the General Partner free and clear of any Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file with the Secretary of State of the State of Delaware or (B) otherwise known to us, except for those Liens created by or arising under Sections 17-607 and 17-804 of DRULPA or MainLine L.P.’s partnership agreement.

(g) The General Partner is the sole member of MainLine GP, with a 100% limited liability company interest in MainLine GP; such limited liability company interest is the only limited liability company interest in MainLine GP that is issued and outstanding; and such limited liability company interest in MainLine GP has been duly authorized and validly issued, is fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 18-607 of the DLLCA) and is owned by the General Partner free and clear of any Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file with the Secretary of State of the State of Delaware or (B) otherwise known to us, except for those Liens created by or arising under Sections 18-607 and 18-804 of the DLLCA or the limited liability company agreement of MainLine GP.

(h) MainLine GP is the sole general partner of MainLine L.P., with a 0.001% general partner interest in MainLine L.P.; such general partner interest is the only general partner interest in MainLine L.P. that is issued and outstanding; and such general partner interest has been duly authorized and validly issued and is owned by MainLine GP free and clear of any Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming MainLine GP (or MainLine GP, Inc.) as debtor is on file with the Secretary of State of the State of Delaware or (B) otherwise known to us, except for those Liens created by or arising under Sections 17-607 and 17-804 of the DRULPA or MainLine L.P.’s partnership agreement.

(i) The Base Indenture has been duly authorized, executed and delivered by the Prior GP on behalf of the Partnership and the First Supplemental Indenture has been duly authorized, executed and delivered by the General Partner on behalf of the Partnership and, assuming due authorization, execution and delivery of each of the Base Indenture and the First Supplemental Indenture by the Trustee, each constitutes a valid and binding agreement of the Partnership enforceable against the Partnership in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Indenture has been duly qualified under the Trust Indenture Act.

Exh. A-2

(j) The Notes have been duly authorized, executed and delivered by the General Partner on behalf of the Partnership and, when duly authenticated by the Trustee in accordance with the Base Indenture (as amended and supplemented by the First Supplemental Indenture) and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will have been validly issued and delivered and will constitute valid and binding obligations of the Partnership entitled to the benefits of the Base Indenture (as amended and supplemented by the First Supplemental Indenture) and enforceable against the Partnership in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(k) To our knowledge, there are no actions, suits or proceedings pending, threatened or contemplated by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities or to which any of their respective directors or officers in such capacity is a party or any of their respective properties is subject, at law or in equity, of a character required to be disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus which is not disclosed as required, and to our knowledge, there are no contracts, agreements or other documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or to be filed as an exhibit thereto, which are not so described or filed as required.

(l) Each of the Base Indenture, the First Supplemental Indenture and the Notes conforms in all material respects to the description thereof contained in each of the Pricing Disclosure Package and the Prospectus.

(m) The Registration Statement has become effective under the Securities Act. Any required filing of any Preliminary Prospectus, the Prospectus, and any supplements thereto, pursuant to Rule 424(b) or 430B under the Securities Act, has been made in the manner and within the time period required by Rule 424(b) and in compliance with Rule 430B under the Securities Act. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened.

(n) The conditions to the use of Form S-3 in connection with the offering and sale of the Notes as contemplated by the Underwriting Agreement have been satisfied.

(o) The Registration Statement, on the latest Effective Date and on the date hereof, the Preliminary Prospectus, as of the Applicable Time, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the date hereof, appear on their face to be appropriately responsive as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except as to the financial statements and schedules, accounting information and other financial or accounting data derived therefrom, contained in such documents or omitted therefrom, as to which we express no opinion).

Exh. A-3

(p) The Partnership is not, and after giving effect to the offer and sale of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(q) No consent, waiver, notice, approval, authorization, filing with or order of, or any other action by, any federal, state or local governmental or regulatory commission, board, body, authority, agency or court is required in connection with the offer, issuance and sale of the Notes or consummation of the transactions contemplated in the Underwriting Agreement, except such as (A) may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Underwriters in the manner contemplated by the Underwriting Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (B) have been obtained (other than such consents, waivers, notices, approvals, authorizations, filings or orders that, if not obtained, individually or in the aggregate, would not have a material adverse effect on the performance of the Underwriting Agreement or the consummation of any of the transactions contemplated thereby).

(r) None of (A) the offer, issue or sale of the Notes or the incurrence of the indebtedness represented by the Notes, (B) the execution, delivery or performance of the Underwriting Agreement by the General Partner or the Partnership or the consummation of the transactions contemplated thereby, or the fulfillment of the terms thereof, or (C) the execution, delivery or performance of the Base Indenture, the First Supplemental Indenture and the Notes by the Partnership or the consummation of the transactions contemplated thereby or the fulfillment of the terms thereof will result in a breach or violation of, event of default under (or constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under), or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities pursuant to, (1) the Operative Documents, (2) any agreement filed as an exhibit to the Partnership’s Form 10-K for the year ended December 31, 2016 or any subsequent reports filed as of the date hereof under the Exchange Act by the Partnership or (3) any applicable law of the United States of America, the laws of the State of New York, the DRULPA or the DLLCA, excluding in the case of clauses (2) and (3) any such breaches, violations, events of defaults or impositions as would not have a Material Adverse Effect.

(s) To our knowledge, except as disclosed in the Registration Statement, the Prospectus or the Pricing Disclosure Package, no person has the right to require the registration under the Securities Act of any securities of the Partnership or to include any such securities in the Registration Statement or the offering contemplated by the Underwriting Agreement, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Notes as contemplated by the Underwriting Agreement or otherwise.

Exh. A-4

(t) Each of the Operative Documents has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of the parties thereto, enforceable against the parties thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(u) Each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements and financial schedules and accounting information and other financial and accounting data included therein, as to which we express no opinion) appeared on its face to be appropriately responsive as of its filing date as to form in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

(v) The Underwriting Agreement has been duly authorized, executed and delivered by each of the General Partner, individually, and the General Partner on behalf of the Partnership.

(w) The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Notes in accordance with and upon the terms and conditions set forth in the Underwriting Agreement, the Base Indenture (as amended and supplemented by the First Supplemental Indenture), the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus and to consummate the transactions contemplated by the Underwriting Agreement. At the Closing Date, all partnership or limited liability company action required to be taken by the Partnership, any of its unitholders or any of the Partnership Entities for (i) the authorization, issuance, sale and delivery of the Notes, (ii) the execution and delivery of the Underwriting Agreement, the Base Indenture, the First Supplemental Indenture and the Notes and (iii) the consummation of the transactions contemplated by the Underwriting Agreement shall have been validly taken.

In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act.

Such counsel shall also have furnished to the Underwriters a written statement, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that such counsel has reviewed the Registration Statement, the Prospectus and the Pricing Disclosure Package and participated in conferences with officers and other representatives of the General Partner and the Partnership, representatives of the independent public accountants of the Partnership and representatives of the Underwriters at which the contents of the Registration Statement, the Prospectus and the Pricing Disclosure Package and related matters were discussed, and that based on the foregoing, nothing has come to the attention of such counsel that causes it to believe that:

(i) the Registration Statement, as of the time of most recent effectiveness, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

Exh. A-5

(ii) the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(iii) the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

except that in each case such counsel need express no belief with respect to the financial statements and notes and schedules thereto or other financial or accounting data contained or incorporated by reference in or omitted from the Registration Statement, the Prospectus or the Pricing Disclosure Package. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Pricing Disclosure Package, except to the extent set forth in paragraphs (m), (n) and (r) above.

Exh. A-6